SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEEKAY SHIPPING CORPORATION

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	98-0224774
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TK House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	Each class is to be registered

PEPS Units	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-102594

Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF CONTENTS

Item 1. Description of Registrants Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrants’ Securities to be Registered.

The description of the securities to be registered hereunder is incorporated herein by reference to (1) the sections entitled “Description of Capital Stock,” “Description of the Stock Purchase Contracts and Stock Purchase Units” and “Description of Debt Securities” contained in the Prospectus (the “Prospectus”) portion of the Registration Statement on Form F-3 (File No. 333-102594) filed by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 4, 2003, and any subsequent amendments thereto (the “Registration Statement”), and (2) the sections entitled “Description of the PEPS Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement” and “Description of the Notes” in the PEPS Units Prospectus Supplement dated February 11, 2003, filed with the Commission pursuant to Rule 424(b) under the Securities Act and supplementing the Prospectus. A description of the PEPS Units will also be included in a final form of prospectus supplement to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Teekay Shipping Corporation (incorporated by reference to the Registrant’s Annual Report on Form 20-F, filed with the SEC on March 30, 2000).

3.2	Amended and Restated Bylaws of Teekay Shipping Corporation (incorporated by reference to the Registrant’s Annual Report on Form 20-F, filed with the SEC on March 30, 2000).

4.1	Form of Subordinated Debt Indenture of Teekay Shipping Corporation (incorporated by reference to the Registration Statement).

4.2	Form of Supplemental Indenture No. 1 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 12, 2003).

Exhibit No.	Description

4.3	Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 12, 2003).

4.4	Form of Pledge Agreement (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 12, 2003).

4.5	Form of Remarketing Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 12, 2003).

4.6	Specimens of Unit Certificates for the PEPS Units (incorporated herein by reference to Exhibit A and Exhibit B to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 12, 2003).

4.7	Specimen of Note issueable pursuant to Subordinated Debt Indenture (incorporated herein by reference to Exhibit A to the Subordinated Debt Indenture filed as an exhibit to the Registration Statement).

4.8	Specimen of Teekay Shipping Corporation Common Stock Certificate (incorporated herein by reference to the Registrant’s Annual Report on Form 20-F filed with the SEC on July 14, 1995).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 11, 2003

TEEKAY SHIPPING CORPORATION

	By:	/s/ Arthur Bensler
Name: Arthur Bensler
Title: Assistant Corporate Secretary and General Counsel